UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 4, 2005

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota		55440
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into Material Definitive Agreement.

On October 4, 2005, the Board of Directors of Tennant Company (the “Company”) approved certain compensation for H. Chris Killingstad in connection with his election as President and Chief Executive Officer of the Company as described below in Item 5.02.  The compensation was previously approved by the Company’s Compensation Committee, subject to Mr. Killingstad’s election by the Board of Directors to the position of President and Chief Executive Officer.  Effective December 1, 2005, Mr. Killingstad’s base salary will be $450,000.  Effective January 1, 2006, Mr. Killingstad’s Short-Term Incentive Plan target will be 70% of base salary, his Long-Term Incentive Plan target will be 135% of base salary and he will be entitled to receive a grant of restricted stock in lieu of perquisites with a value of $25,000 (the number of shares is determined by dividing the dollar value by the closing price of shares of the Company’s common stock on the last day of the calendar year).  The Short-Term Incentive Plan, Long-Term Incentive Plan and the restricted stock grant are administered by the Compensation Committee in accordance with terms previously disclosed in the Company’s SEC filings.  Consistent with past practice, the Compensation Committee expects to approve performance measures for the Short-Term Incentive Plan and Long-Term Incentive Plan, and determine compensation and incentive targets for other executive officers of the Company, for fiscal 2006 in February 2006.  Mr. Killingstad is a party to a Management Agreement with the Company, which has been described in, and filed as an exhibit to, the Company’s prior SEC filings.

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 4, 2005, the Board of Directors of the Company elected Mr. Killingstad, age 49, as the Company’s President and Chief Executive Officer effective December 1, 2005.  Mr. Killingstad has served as Vice President, North America of the Company since April 2002, and he will continue to serve in that position until December 1, 2005.  Prior to joining the Company, Mr. Killingstad was employed by The Pillsbury Company, a consumer foods manufacturer, for 10 years in senior management positions as more fully described in the press release attached as Exhibit 99, which is incorporated herein by reference.

On October 4, 2005, the Board of Directors, upon recommendation of the Governance Committee, also elected Mr. Killingstad as a member of the Board of Directors effective October 6, 2005.  Mr. Killingstad will serve as a Class III director.

A press release announcing the election of Mr. Killingstad as the Company’s President and Chief Executive Officer is attached as Exhibit 99 and incorporated herein by reference.

In connection with the announcement of her successor, on October 4, 2005, Janet M. Dolan, the Company’s current President and Chief Executive Officer, announced her intention to retire from the Company’s Board of Directors effective December 31, 2005.

Item 9.01.               Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibit is furnished herewith:

99            News Release dated October 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: October 6, 2005	/s/ Eric A. Blanchard
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99	News Release dated October 6, 2005	Filed Electronically